Exhibit 5.2

June 8, 2026

Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), in connection with (a) the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3ASR (such registration statement, including the documents incorporated by reference therein, as amended or supplemented, the “Registration Statement”), including the base prospectus contained therein, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities described therein, and a prospectus supplement, dated June 8, 2026 (the “Prospectus Supplement”), and (b) the offering of shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, having an aggregate sales price of up to $500.0 million that may be issued and sold under that certain Sales Agreement, dated June 8, 2026 (the “Sales Agreement”), by and among the Company, UBS Securities LLC, Morgan Stanley & Co. LLC and Needham & Company, LLC. The Prospectus Supplement relates to the Shares.

In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, together with all amendments thereto adopted through the date hereof (the “Certificate of Incorporation”); (b) the Amended and Restated Bylaws of the Company, as in effect on the date hereof (the “Bylaws”); (c) the Registration Statement and all exhibits thereto, including the base prospectus contained therein; (d) the Prospectus Supplement; (e) the Sales Agreement; and (f) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (e) the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

Our opinion is strictly limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Sales Agreement or the transactions governed by the Sales Agreement.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm’s name contained therein and in the Prospectus Supplement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

COZEN O’CONNOR

/s/ Cozen O’Connor